Exhibit 99.1

News Release

One Centerpointe Drive Suite 200 Lake Oswego, Oregon 97035 503-684-7000	www.gbrx.com

For release: October 27, 2017, 6:00 a.m. EDT	Contact:	Lorie Tekorius, Investor Relations
Justin Roberts, Investor Relations
503-684-7000

Greenbrier Reports Fourth Quarter and Fiscal Year Results

~ Cash flow from operations in 2017 exceeds $280 million ~

~ Board increases dividend ~

~ Issues earnings guidance for fiscal 2018 ~

Lake Oswego, Oregon, October 27, 2017 – The Greenbrier Companies, Inc. (NYSE: GBX) today reported financial results for its fourth fiscal quarter and year ended August 31, 2017.

Fourth Quarter Highlights

•	Revenue for the quarter of $611.4 million increased 39% from quarter ended May 31, 2017 reflecting higher deliveries.

•	Net earnings attributable to Greenbrier for the quarter were $23.7 million, or $0.75 per diluted share, and include a $3.5 million ($0.11 per share) impact associated with a goodwill impairment charge recorded by GBW.

•	Adjusted net earnings attributable to Greenbrier for the quarter were $27.3 million, or $0.86 per diluted share.

•	Adjusted EBITDA for the quarter was $73.3 million, or 12.0% of revenue.

•	New railcar deliveries totaled 5,500 units for the quarter.

•	Diversified orders of 2,500 railcars were received during the quarter, valued at $200 million. In September, orders for another 1,400 units were received, valued at $120 million.

•	New railcar backlog as of August 31, 2017 was 28,600 units with an estimated value of $2.80 billion.

•	Board increases the quarterly dividend to $0.23 per share, payable on December 6, 2017 to shareholders of record as of November 15, 2017.

•	Board extends share repurchase authorization to March 2019.

Fiscal Year 2017 Highlights

•	Net earnings attributable to Greenbrier for the year were $116.1 million, or $3.65 per diluted share, and include a $3.5 million ($0.11 per share) impact associated with a goodwill impairment charge recorded by GBW.

•	Adjusted net earnings attributable to Greenbrier for the year were $119.6 million, or $3.76 per diluted share, on revenue of $2.17 billion.

•	Adjusted EBITDA for the year was $317.3 million, or 14.6% of revenue.

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 2

•	New railcar deliveries totaled 16,000 units for the year.

•	Orders for the year exceeded 16,500 units valued at over $1.5 billion across a broad range of railcar types.

•	Cash provided by operating activities exceeded $280 million for the year.

William A. Furman, Chairman and CEO, said, “Greenbrier delivered strong results for the fourth quarter and fiscal 2017. This positive financial performance was achieved by successfully executing on Greenbrier’s strategy to foster and grow its North American business, while simultaneously expanding to global markets. Greenbrier’s earnings exceeded our guidance range for fiscal 2017. Aggregate gross margin for the year remained healthy at 19.4%. Operationally, in a competitive North American freight railcar market, Greenbrier added market share during fiscal 2017, receiving orders exceeding 16,500 railcars valued at $1.5 billion – about double the number and value of railcar orders received in fiscal 2016. Management services added approximately 70,000 railcars to its managed fleet in the year and an additional 15,000 railcars post quarter end. Greenbrier now provides management services for over 20% of the North American fleet.”

Furman continued, “Financially, we ended the year with a strong balance sheet and liquidity. The Board of Directors increased the quarterly dividend by 4.5% to $0.23 per share or an annualized rate of $0.92. We extended share repurchase authorization through March 2019, and improved the capital efficiency of Greenbrier through a newly formed lease warehouse facility. Greenbrier’s approach to capital deployment will continue to balance investing in internal projects, funding strategic growth, and returning capital to shareholders.”

Furman concluded, “The past year was transformative for Greenbrier, as we diversified our business with increased investments in Europe, Brazil and in the Gulf Cooperation Council region. Greenbrier will advance its international agenda further in fiscal 2018. Greenbrier’s backlog of over 28,600 units valued at $2.8 billion is higher now than at the beginning of fiscal 2017, providing visibility into fiscal 2018 and beyond. Backlog spans almost all railcar types and has grown both internationally and domestically. As we grow Greenbrier’s core North American business and see a larger contribution from international operations, we expect more deliveries to produce greater revenue and higher EPS in fiscal 2018 compared to fiscal 2017.”

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 3

Business Outlook

Based on current business trends, industry forecasts and production schedules for fiscal 2018, Greenbrier believes:

•	Deliveries will be 20,000 – 22,000 units including Greenbrier-Maxion (Brazil) which will account for up to 10% of deliveries

•	Revenue will be $2.4 – $2.6 billion

•	Diluted EPS of up to $4.00

As noted in the “Safe Harbor” statement, there are risks to achieving this guidance. Certain orders and backlog in this release are subject to customary documentation and completion of terms.

Financial Summary

	Q4 FY17		Q3 FY17		Sequential Comparison – Main Drivers
Revenue	$611.4M		$439.2M		Up 39.2% primarily due to higher volume of deliveries
Gross margin	16.3%		20.4%		Down 410 bps primarily due to product mix changes
Selling and administrative expense	$47.1M		$42.8M		Up 10.0% primarily due to expanded European operations and higher legal and consulting related to strategic initiatives
Net gain on disposition of equipment	($4.9M	)	($1.6M	)	Increase primarily reflects insurance recovery proceeds from prior losses
Adjusted EBITDA	$73.3M		$63.8M		Higher revenue and margin
Interest and foreign exchange	$8.9M		$7.9M		Increase driven by higher European borrowings associated with expanded operations
Effective tax rate	20.7%		21.3%		Reflects a change in the geographic mix of earnings and cumulative adjustments due to slightly reduced annual rate of 27.1%
Loss from unconsolidated affiliates	($6.5M	) (1)	($0.7M	)
Net (earnings) loss attributable to noncontrolling interest	($8.5M	)	$1.6M		Driven by higher deliveries and timing of railcar syndications at our GIMSA JV
Adjusted Net earnings attributable to Greenbrier	$27.3M		$32.8M		Better than internal expectations
Adjusted Diluted EPS	$0.86		$1.03

(1)	Includes $3.5 million, net of tax, or $0.11 per share, impact associated with a non-cash goodwill impairment charge recorded by GBW.

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 4

Segment Summary

	Q4 FY17	Q3 FY17	Sequential Comparison – Main Drivers
Manufacturing
Revenue	$508.5M	$317.1M	Up 60.4% due to higher deliveries
Gross margin	16.3%	22.7%	Down 640 bps primarily due to a change in product mix
Operating margin (1)	13.5%	18.3%
Deliveries	5,200	2,600
Wheels & Parts
Revenue	$75.1M	$85.2M	Down 11.9% primarily attributable to lower wheel and component volumes and scrap sales
Gross margin	7.0%	8.5%	Down 150 bps primarily due to lower volumes, change in product mix and continued challenging operating environment
Operating margin (1)	3.0%	5.0%
Leasing & Services
Revenue	$27.8M	$36.8M	Down 24.5% due to lower volume of externally sourced railcar syndications
Gross margin	42.1%	28.7%	Up due to more normalized mix of revenue
Operating margin (1) (2)	27.2%	19.2%
Lease fleet utilization	92.1%	93.6%

(1)	See supplemental segment information on page 12 for additional information.
(2)	Includes Net gain on disposition of equipment, which is excluded from gross margin.

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 5

Conference Call

Greenbrier will host a teleconference to discuss its fourth quarter 2017 results. In conjunction with this news release, Greenbrier has posted a supplemental earnings presentation to our website. Teleconference details are as follows:

•	October 27, 2017

•	8:00 a.m. Pacific Daylight Time

•	Phone: 1-630-395-0143, Password: “Greenbrier”

•	Real-time Audio Access: (“Newsroom” at http://www.gbrx.com)

Please access the site 10 minutes prior to the start time.

About Greenbrier

Greenbrier, headquartered in Lake Oswego, Oregon, is a leading international supplier of equipment and services to global freight transportation markets. Greenbrier designs, builds and markets freight railcars and marine barges in North America. Greenbrier Europe is an end-to-end freight railcar manufacturing, engineering and repair business with operations in Poland and Romania that serves customers across Europe and in the nations of the GCC. Greenbrier builds freight railcars and rail castings in Brazil through two separate strategic partnerships. We are a leading provider of wheel services, parts, railcar management & regulatory compliance services and leasing services to railroads and related transportation industries in North America. Greenbrier offers freight railcar repair, refurbishment and retrofitting services in North America through a joint venture partnership with Watco Companies, LLC. Through other unconsolidated joint ventures, we produce industrial and rail castings, tank heads and other components. Greenbrier owns a lease fleet of over 8,300 railcars and performs management services for 355,000 railcars. Learn more about Greenbrier at www.gbrx.com.

“SAFE HARBOR” STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This press release may contain forward-looking statements, including any statements that are not purely statements of historical fact. Greenbrier uses words such as “anticipates,” “believes,” “forecast,” “potential,” “goal,” “contemplates,” “expects,” “intends,” “plans,” “projects,” “hopes,” “seeks,” “estimates,” “strategy,” “could,” “would,” “should,” “likely,” “will,” “may,” “can,” “designed to,” “future,” “foreseeable future” and similar expressions to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. Factors that might cause such a difference include, but are not limited to, reported backlog and awards that are not indicative of Greenbrier’s financial results; uncertainty or changes in the credit markets and financial services industry; high levels of indebtedness and compliance with the terms of Greenbrier’s indebtedness; write-downs of goodwill, intangibles and other assets in future periods; sufficient availability of borrowing capacity; fluctuations in demand for newly manufactured railcars or failure to obtain orders as anticipated in developing forecasts; loss of one or more significant customers; customer payment defaults or related issues; policies and priorities of the federal government regarding international trade, taxation and infrastructure; sovereign risk to contracts, exchange rates or property rights; actual future costs and the availability of materials and a trained workforce; failure to design or manufacture new products or technologies or to achieve certification or market acceptance of new products or technologies; steel or specialty component price fluctuations and availability and scrap surcharges; changes in product mix and the mix between segments; labor disputes, energy shortages or operating difficulties that might disrupt manufacturing operations or the flow of cargo; production difficulties and product delivery delays as a result of, among other matters, costs or inefficiencies associated with expansion, start-up, or changing of production lines or changes in production rates, changing technologies, transfer of production between facilities or non-performance of alliance partners, subcontractors or suppliers; ability to obtain suitable contracts for the sale of leased equipment and risks related to car hire and residual values; integration of current or future acquisitions and establishment of joint ventures; succession planning; discovery of defects in railcars or services resulting in increased warranty costs or litigation; physical damage or product or service liability claims that exceed Greenbrier’s insurance coverage; train derailments or other accidents or claims that could subject

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 6

Greenbrier to legal claims; actions or inactions by various regulatory agencies including potential environmental remediation obligations or changing tank car or other railcar or railroad regulation; and issues arising from investigations of whistleblower complaints; all as may be discussed in more detail under the headings “Risk Factors” and “Forward Looking Statements” in Greenbrier’s Annual Report on Form 10-K for the fiscal year ended August 31, 2016 and Greenbrier’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2017, and Greenbrier’s other reports on file with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date hereof. Except as otherwise required by law, Greenbrier does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 7

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	August 31, 2017	May 31, 2017	February 28, 2017	November 30, 2016	August 31, 2016
Assets
Cash and cash equivalents	$611,466	$465,413	$545,752	$233,790	$222,679
Restricted cash	8,892	8,753	8,696	8,642	24,279
Accounts receivable, net	279,964	267,830	295,844	237,037	232,517
Inventories	400,127	414,012	381,439	402,064	365,805
Leased railcars for syndication	91,272	149,119	98,398	102,686	144,932
Equipment on operating leases, net	315,941	315,976	298,269	305,586	306,266
Property, plant and equipment, net	428,021	330,471	325,325	327,170	329,990
Investment in unconsolidated affiliates	108,255	110,058	90,762	93,330	98,682
Intangibles and other assets, net	85,177	68,930	68,228	63,780	67,359
Goodwill	68,590	43,265	43,265	43,265	43,265

	$2,397,705	$2,173,827	$2,155,978	$1,817,350	$1,835,774

Liabilities and Equity
Revolving notes	$4,324	$—	$—	$—	$—
Accounts payable and accrued liabilities	415,061	339,001	372,321	345,776	369,754
Deferred income taxes	75,791	80,482	65,589	54,123	51,619
Deferred revenue	129,260	82,006	85,441	85,358	95,721
Notes payable, net	558,228	532,638	532,596	300,331	301,853

Contingently redeemable noncontrolling interest	36,148	—	—	—	—

Total equity - Greenbrier	1,018,130	986,221	942,084	880,725	874,311
Noncontrolling interest	160,763	153,479	157,947	151,037	142,516

Total equity	1,178,893	1,139,700	1,100,031	1,031,762	1,016,827

	$2,397,705	$2,173,827	$2,155,978	$1,817,350	$1,835,774

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 8

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts, unaudited)

	Years Ended August 31,
	2017	2016	2015
Revenue
Manufacturing	$1,725,188	$2,096,331	$2,136,051
Wheels & Parts	312,679	322,395	371,237
Leasing & Services	131,297	260,798	97,990

	2,169,164	2,679,524	2,605,278
Cost of revenue
Manufacturing	1,373,967	1,630,554	1,691,414
Wheels & Parts	288,336	293,751	334,680
Leasing & Services	85,562	203,782	41,831

	1,747,865	2,128,087	2,067,925

Margin	421,299	551,437	537,353

Selling and administrative	170,607	158,681	151,791
Net gain on disposition of equipment	(9,740)	(15,796)	(1,330)

Earnings from operations	260,432	408,552	386,892

Other costs
Interest and foreign exchange	24,192	13,502	11,179

Earnings before income tax and earnings (loss) from unconsolidated affiliates	236,240	395,050	375,713
Income tax expense	(64,014)	(112,322)	(112,160)

Earnings before earnings (loss) from unconsolidated affiliates	172,226	282,728	263,553
Earnings (loss) from unconsolidated affiliates	(11,764)	2,096	1,756

Net earnings	160,462	284,824	265,309
Net earnings attributable to noncontrolling interest	(44,395)	(101,611)	(72,477)

Net earnings attributable to Greenbrier	$116,067	$183,213	$192,832

Basic earnings per common share	$3.97	$6.28	$6.85

Diluted earnings per common share	$3.65	$5.73	$5.93

Weighted average common shares
Basic	29,225	29,156	28,151
Diluted	32,562	32,468	33,328

Dividends declared per common share	$0.86	$0.81	$0.60

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 9

THE GREENBRIER COMPANIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Years Ended August 31,
	2017	2016	2015
Cash flows from operating activities:
Net earnings	$160,462	$284,824	$265,309
Adjustments to reconcile net earnings to net cash provided by operating activities:
Deferred income taxes	4,377	(8,935)	(20,151)
Depreciation and amortization	65,129	63,345	45,156
Net gain on disposition of equipment	(9,740)	(15,796)	(1,330)
Stock based compensation expense	26,427	24,037	19,459
Accretion of debt discount	2,340	—	—
Noncontrolling interest adjustments	(677)	526	17,215
Other	(845)	560	1,184
Decrease (increase) in assets:
Accounts receivable, net	(25,272)	(32,051)	13,652
Inventories	(2,787)	53,711	(143,849)
Leased railcars for syndication	41,015	19,154	(90,614)
Other	17,558	(16,989)	575
Increase (decrease) in liabilities:
Accounts payable and accrued liabilities	(30,637)	(91,428)	72,419
Deferred revenue	33,039	50,712	13,308

Net cash provided by operating activities	280,389	331,670	192,333

Cash flows from investing activities:
Acquisitions, net of cash acquired	(27,127)	—	—
Proceeds from sales of assets	24,149	103,715	5,295
Capital expenditures	(86,065)	(139,013)	(105,989)
Decrease (increase) in restricted cash	15,387	(15,410)	271
Investment in and advances to unconsolidated affiliates	(40,632)	(12,855)	(34,453)
Cash distribution from joint ventures	550	7,855	3,345

Net cash used in investing activities	(113,738)	(55,708)	(131,531)

Cash flows from financing activities:
Net changes in revolving notes with maturities of 90 days or less	4,324	(49,000)	49,000
Proceeds from revolving notes with maturities longer than 90 days	—	—	44,451
Repayments of revolving notes with maturities longer than 90 days	—	(1,888)	(55,644)
Proceeds from issuance of notes payable	276,093	—	—
Repayments of notes payable	(8,297)	(22,299)	(7,475)
Debt issuance costs	(9,082)	(4,161)	—
Decrease in restricted cash	—	—	11,000
Repurchase of stock	—	(33,498)	(69,950)
Dividends	(24,890)	(23,303)	(16,491)
Cash distribution to joint venture partner	(28,511)	(95,092)	(20,375)
Investment by joint venture partner	—	5,400	—
Excess tax benefit from restricted stock awards	—	2,813	2,908
Other	—	(887)	(248)

Net cash provided by (used in) financing activities	209,637	(221,915)	(62,824)

Effect of exchange rate changes	12,499	(4,298)	(9,964)
Increase (decrease) in cash and cash equivalents	388,787	49,749	(11,986)
Cash and cash equivalents
Beginning of period	222,679	172,930	184,916

End of period	$611,466	$222,679	$172,930

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 10

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2017 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$454,033	$445,504	$317,104	$508,547	$1,725,188
Wheels & Parts	69,635	82,714	85,231	75,099	312,679
Leasing & Services	28,646	38,064	36,826	27,761	131,297

	552,314	566,282	439,161	611,407	2,169,164
Cost of revenue
Manufacturing	356,555	346,653	245,228	425,531	1,373,967
Wheels & Parts	64,978	75,497	77,985	69,876	288,336
Leasing & Services	18,030	25,207	26,247	16,078	85,562

	439,563	447,357	349,460	511,485	1,747,865

Margin	112,751	118,925	89,701	99,922	421,299

Selling and administrative expense	41,213	39,495	42,810	47,089	170,607
Net gain on disposition of equipment	(1,122)	(2,090)	(1,581)	(4,947)	(9,740)

Earnings from operations	72,660	81,520	48,472	57,780	260,432

Other costs
Interest and foreign exchange	1,724	5,673	7,894	8,901	24,192

Earnings before income tax and loss from unconsolidated affiliates	70,936	75,847	40,578	48,879	236,240
Income tax expense	(20,386)	(24,858)	(8,656)	(10,114)	(64,014)

Earnings before loss from unconsolidated affiliates	50,550	50,989	31,922	38,765	172,226
Loss from unconsolidated affiliates	(2,584)	(1,988)	(681)	(6,511)	(11,764)

Net earnings	47,966	49,001	31,241	32,254	160,462
Net earnings attributable to noncontrolling interest	(23,004)	(14,465)	1,582	(8,508)	(44,395)

Net earnings attributable to Greenbrier	$24,962	$34,536	$32,823	$23,746	$116,067

Basic earnings per common share (1)	$0.86	$1.19	$1.12	$0.81	$3.97
Diluted earnings per common share (1)	$0.79	$1.09	$1.03	$0.75	$3.65

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share excludes the dilutive effect of the 2024 Convertible Notes, since the average stock price was less than the applicable conversion price and therefore was considered anti-dilutive, but includes restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved, using the treasury stock method when dilutive and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 11

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Operating Results by Quarter for 2016 are as follows:

	First	Second	Third	Fourth	Total
Revenue
Manufacturing	$698,661	$454,531	$458,494	$484,645	$2,096,331
Wheels & Parts	78,729	90,458	78,417	74,791	322,395
Leasing & Services	24,999	124,090	75,955	35,754	260,798

	802,389	669,079	612,866	595,190	2,679,524
Cost of revenue
Manufacturing	533,033	361,827	352,775	382,919	1,630,554
Wheels & Parts	73,002	81,388	69,818	69,543	293,751
Leasing & Services	11,589	105,973	63,175	23,045	203,782

	617,624	549,188	485,768	475,507	2,128,087

Margin	184,765	119,891	127,098	119,683	551,437

Selling and administrative expense	36,549	38,244	43,280	40,608	158,681
Net gain on disposition of equipment	(269)	(10,746)	(311)	(4,470)	(15,796)

Earnings from operations	148,485	92,393	84,129	83,545	408,552

Other costs
Interest and foreign exchange	5,436	1,417	3,712	2,937	13,502

Earnings before income tax and earnings (loss) from unconsolidated affiliates	143,049	90,976	80,417	80,608	395,050
Income tax expense	(44,719)	(25,734)	(22,449)	(19,420)	(112,322)

Earnings before earnings (loss) from unconsolidated affiliates	98,330	65,242	57,968	61,188	282,728
Earnings (loss) from unconsolidated affiliates	383	974	1,564	(825)	2,096

Net earnings	98,713	66,216	59,532	60,363	284,824
Net earnings attributable to noncontrolling interest	(29,280)	(21,348)	(24,180)	(26,803)	(101,611)

Net earnings attributable to Greenbrier	$69,433	$44,868	$35,352	$33,560	$183,213

Basic earnings per common share (1)	$2.36	$1.54	$1.22	$1.15	$6.28
Diluted earnings per common share (1)	$2.15	$1.41	$1.12	$1.06	$5.73

(1)	Quarterly amounts do not total to the year to date amount as each period is calculated discretely. Diluted earnings per common share includes the dilutive effect of the 2026 Convertible Notes, using the treasury stock method and the dilutive effect of shares underlying the 2018 Convertible Notes using the “if converted” method in which debt issuance and interest costs, net of tax, were added back to net earnings.

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 12

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, unaudited)

Segment Information

Three months ended August 31, 2017:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$508,547	$—	$508,547	$68,723	$—	$68,723
Wheels & Parts	75,099	7,468	82,567	2,282	341	2,623
Leasing & Services	27,761	3,772	31,533	7,541	3,497	11,038
Eliminations	—	(11,240)	(11,240)	—	(3,838)	(3,838)
Corporate	—	—	—	(20,766)	—	(20,766)

	$611,407	$—	$611,407	$57,780	$—	$57,780

Three months ended May 31, 2017:

	Revenue			Earnings (loss) from operations
	External	Intersegment	Total	External	Intersegment	Total
Manufacturing	$317,104	$19,291	$336,395	$57,901	$1,022	$58,923
Wheels & Parts	85,231	8,959	94,190	4,239	839	5,078
Leasing & Services	36,826	595	37,421	7,084	427	7,511
Eliminations	—	(28,845)	(28,845)	—	(2,288)	(2,288)
Corporate	—	—	—	(20,752)	—	(20,752)

	$439,161	$—	$439,161	$48,472	$—	$48,472

	Total assets
	August 31,	May 31,
	2017	2017
Manufacturing	$914,450	$705,229
Wheels & Parts	236,315	264,308
Leasing & Services	535,323	625,569
Unallocated	711,617	578,721

	$2,397,705	$2,173,827

The results of operations for GBW, which are shown below, are not reflected in the above tables as the investment is accounted for under the equity method of accounting.

	As of and for the Three Months Ended
	August 31, 2017	May 31, 2017
Revenue	$56,300	$62,700
Loss from operations	$(15,400)	$(5,500)
Total assets	$206,000	$218,800

During the fourth quarter of 2017, GBW performed an interim goodwill test as sales and profitability trends declined beyond what was anticipated. As a result, GBW recorded a pre-tax impairment loss of $11.2 million. GBW is accounted for under the equity method of accounting, therefore our share of the non-cash impairment loss recognized by GBW was $3.5 million after-tax ($0.11 per share) and is included as part of Earnings (loss) from unconsolidated affiliates on our Consolidated Statement of Income.

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 13

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, excluding backlog and delivery units, unaudited)

Reconciliation of Net earnings to Adjusted EBITDA

	Three Months Ended		Year Ended
	August 31, 2017	May 31, 2017	August 31, 2017
Net earnings	$32,254	$31,241	$160,462
Interest and foreign exchange	8,901	7,894	24,192
Income tax expense	10,114	8,656	64,014
Depreciation and amortization	18,513	16,036	65,129
GBW goodwill impairment	3,522	—	3,522

Adjusted EBITDA	$73,304	$63,827	$317,319

	Three Months Ended August 31, 2017	Year Ended August 31, 2017
Backlog Activity (units)
Beginning backlog	31,000	27,500
Orders received (1)	2,500	16,600
Astra & Brazil Transfer	100	1,100
Production held as Leased railcars for syndication	(1,100)	(3,450)
Production sold directly to third parties (1)	(3,900)	(13,150)

Ending backlog	28,600	28,600

Delivery Information (units)
Production sold directly to third parties (1)	3,900	13,150
Sales of Leased railcars for syndication	1,600	2,850

Total deliveries	5,500	16,000

(1)	Includes Greenbrier-Maxion, our Brazilian railcar manufacturer, which is accounted for under the equity method

- More -

Greenbrier Reports Fourth Quarter Results. . . (Cont.)	Page 14

THE GREENBRIER COMPANIES, INC.

SUPPLEMENTAL INFORMATION

(In thousands, except per share amounts, unaudited)

Reconciliation of common shares outstanding, adjusted net earnings attributable to Greenbrier and adjusted diluted earnings per share

The shares used in the computation of the Company’s basic and diluted earnings per common share are reconciled as follows:

	Three Months Ended		Year Ended
	August 31, 2017	May 31, 2017	August 31, 2017
Weighted average basic common shares outstanding (1)	29,323	29,348	29,225
Dilutive effect of convertible notes (2)	3,321	3,305	3,295
Dilutive effect of performance awards (3)	58	37	42

Weighted average diluted common shares outstanding	32,702	32,690	32,562

(1)	Restricted stock grants and restricted stock units, including some grants subject to certain performance criteria, are included in weighted average basic common shares outstanding when the Company is in a net earnings position.

(2)	The dilutive effect of the 2018 Convertible notes are included in the Weighted average diluted common shares outstanding as they were considered dilutive under the “if converted” method as further discussed below.

(3)	Restricted stock units subject to performance criteria, for which actual levels of performance above target have been achieved, and are included in Weighted average diluted shares outstanding when the company is in a net earnings position.

Diluted earnings per share was calculated using the more dilutive of two approaches. The first approach includes the dilutive effect, using the treasury stock method, associated with shares underlying the 2024 Convertible notes and performance based restricted stock units that are subject to performance criteria, for which actual levels of performance above target have been achieved. The second approach supplements the first by including the “if converted” effect of the 2018 Convertible notes issued in March 2011. Under the “if converted method” debt issuance and interest costs, both net of tax, associated with the convertible notes are added back to net earnings and the share count is increased by the shares underlying the convertible notes.

	Three Months Ended			Year Ended
	August 31, 2017		May 31, 2017	August 31, 2017
Net earnings attributable to Greenbrier	$23,746		$32,823	$116,067
GBW goodwill impairment	3,522		—	3,522

Adjusted net earnings attributable to Greenbrier	$27,268		$32,823	$119,589

	Three Months Ended			Year Ended
	August 31, 2017		May 31, 2017	August 31, 2017
Net earnings attributable to Greenbrier	$23,746		$32,823	$116,067
Add back:
Interest and debt issuance costs on the 2018 Convertible notes, net of tax	733		733	2,932

Earnings before interest and debt issuance costs on convertible notes	$24,479		$33,556	$118,999

Weighted average diluted common shares outstanding	32,702		32,690	32,562
Diluted earnings per share	$0.75		$1.03	$3.65
GBW goodwill impairment	0.11	(1)	—	0.11	(1)

Adjusted diluted earnings per share	$0.86		$1.03	$3.76

(1)	GBW goodwill impairment of $3.5 million, net of tax, divided by weighted average diluted common shares outstanding of 32,702 and 32,562, respectively, for the three and twelve months ended August 31, 2017.

# # #